[LOGO APPEARS HERE]	Peter LaMontagne
ManTech International Corporation	Senior Corporate Vice President
12015 Lee Jackson Highway	703/218-8200
Fairfax, VA 22033-3300	703/218-8296 (fax)
www.mantech.com	Corporatecommunications@mantech.com

FOR IMMEDIATE RELEASE

ManTech Reports 2003 First Quarter Results

- Revenue of $148.1 million, up 37.0% over Q1 2002
- 8.6% Income from Operations Return on Sales compared with 7.0% in 2002
- Net Income increased 52.2% over 2002 to $7.0 million
- Fully Diluted Earnings Per Share of $0.22
- Increased Revenue and Earnings Guidance for 2003
- Integration of Acquisitions continues on schedule

FAIRFAX, Virginia, April 30, 2003 – ManTech International Corporation (Nasdaq: MANT) today announced its operating results for the first quarter ended March 31, 2003. Revenue for the first quarter was $148.1 million, an increase of 37.0% over the same period in 2002. Income from operations return on sales increased to 8.6% from 7.0% for the same period in 2002.

ManTech’s net income for the first quarter 2003 was $7.0 million, a 52.2% increase over the same period in 2002. Fully Diluted Earnings Per Share (EPS), (based on 31,935,340 weighted average common shares outstanding), were $0.22 compared with $0.20 for Q1 2002. The net income for the quarter includes a charge to other expense of approximately $963,000 ($571,000 net of taxes), or $0.02 per share, the result of a fourth quarter 2002 net loss incurred by a ManTech affiliate accounted for under the equity method of accounting.

ManTech announced that the integration of its recent acquisitions remains on schedule. ManTech International Corporation Chairman of the Board, CEO and President, George J. Pedersen highlighted the positive impact of the recent acquisitions, noting two contract awards in the quarter totaling $90 million that would not have been possible without the combined efforts of ManTech and two of its acquisitions, ManTech MSM and ManTech Aegis Research. Pedersen emphasized that as a result of this integration, ManTech is coordinating multiple new business development opportunities across the enterprise, adding that the “acquisition strategy has played out just as we planned.”

Commenting on the overall results, Pedersen stated, “ManTech’s first quarter results reflect continued execution of our growth strategy to position ManTech to take advantage of positive market trends in support of priority Defense and intelligence

ManTech Reports 2003 First Quarter Results

April 30, 2003

community programs.” Pedersen added, “Our strong revenue growth, matched by margin expansion and solid earnings growth, demonstrates the health of our core business and very positive contributions from our recent acquisitions.”

2003 First Quarter Operational Highlights

•	Awarded contract to provide Personnel Security Investigation services to supplement the capabilities of the Defense Security Services under the “Whole Case Contract” Blanket Purchase Agreement, with an estimated value of $50 million covering a three-year period of performance.

•	Awarded a U.S. Department of State Personnel Security Investigation and adjudication services contract under GSA to support the Bureau of Diplomatic Security, the organization with primary responsibility for all aspects of security for the Department of State in the United States and abroad. The contract has an estimated value of $40 million covering a five year period of performance, including a base year and four one-year options.

•	One of seventeen firms to be awarded a contract under the General Services Administration’s (GSA) indefinite-delivery, indefinite-quantity CONNECTIONS Program, a telecommunications/network equipment and services Blanket Purchase Agreement with a seven-year estimated value of $35 billion for the awardees and all subcontractors.

•	Received NASA’s George M. Low Award as the premier large business services contractor for NASA for 2002.

•	Completed the transaction to acquire Integrated Data Systems (IDS), a Chantilly, Virginia-based software development and systems integration/networking services company supporting national intelligence and Department of Defense customers.

•	Completed the acquisition of MSM Security Services, Inc. (MSM), of Greenbelt, Maryland, a leading provider of Personnel Security Investigation services to the U.S. Government.

•	Stephen D. Harlan, former Vice Chairman of KPMG Peat Marwick and a veteran of several corporate and non-profit boards, was named to the ManTech International Corporation Board of Directors and elected Chairman of the Audit Committee.

ManTech Reports 2003 First Quarter Results

April 30, 2003

2003 First Quarter Key Performance Metrics

Backlog: On March 31, 2003, ManTech’s backlog was $1.4 billion, compared with $935.3 million for the same date in 2002, an increase of 51.3%. Funded backlog as of March 31, 2003, was $277.6 million compared with $230.5 million on the same day in 2002.

GSA Schedule Contract Value: ManTech’s GSA schedule contract value on March 31, 2003 was approximately $1.0 billion, up from $860.6 million on the same date in 2002, an increase of 17.0%. ManTech determines its GSA schedule contract value by multiplying the average monthly amount of funded work that it has been awarded under each of its GSA schedule contracts over the past 12 months, by the number of months remaining in the term of those contracts, including existing options, except that it does not take into account remaining contract terms of more than 72 months.

Revenue Breakdown: ManTech derived 36.4% of its revenues for the quarter ended March 31, 2003 from work under GSA schedule contracts, compared with 39.9% for the same period in 2002. The decrease is primarily the result of expanded work with the intelligence community under non-GSA contracts.

For the quarter ended March 31, 2003, ManTech derived approximately 97.1% of its revenue from Federal Government contracts, consistent with the level for the same period in 2002. Revenue from the Department of Defense and the intelligence community accounted for 87.9% of revenue for the first quarter ending March 31, 2003.

Revenue from secure systems and infrastructure solutions and information technology solutions combined to account for 80.2% of revenue in the first quarter compared with 73.3% in 2002 for the same period. Revenue from systems engineering solutions in the quarter accounted for 19.8%, down from 26.7% in 2002.

Contract Mix: For the first quarter ending March 31, 2003, ManTech served as prime contractor for 89.2% of its revenue. Regarding ManTech’s contract mix, time and materials and fixed price contracts combined to account for 63.1% of the revenue in the first quarter while cost plus contracts accounted for 36.9%.

Acquisition Update: ManTech announced that integration of its recent acquisitions remains on schedule. ManTech Aegis Research has been fully operational on the ManTech enterprise financial and HR IT system since January 1, 2003. ManTech MSM Security Services and ManTech CTX are expected to transition to the enterprise system by the end of the second quarter 2003, and the ManTech IDS change-over will occur by the end of the third quarter 2003. ManTech also announced that annualized voluntary turnover as of March 31, 2003 was approximately 13%, including acquisitions, a decrease from approximately 18% during the same period in 2002.

Regarding future acquisitions, George J. Pedersen stated that ManTech will continue to focus on integration of the most recent acquisitions for the balance of 2003 and that no new transactions are anticipated at this time.

ManTech Reports 2003 First Quarter Results

April 30, 2003

Commenting on ManTech’s first quarter performance, ManTech International Corporation Executive Vice President and CFO John A. Moore, Jr. stated: “Continued expansion of revenue from secure systems and IT solutions projects as a percentage of our overall business is the core of our strategy, and the positive trends in our key performance metrics are driven by this sharp focus on the high growth segments of the DoD and intelligence community marketplace.” Moore continued, “In this quarter, we saw a very positive impact from our recent acquisitions—all four contributing to improved top-line growth and higher margins.”

Company Guidance

ManTech revised its 2003 fiscal year guidance to reflect positive trends in its secure systems and IT solutions markets and provided the following guidance for the second quarter and full year 2003, which reflects first quarter actual results. The projected results include the effects on operations and shares outstanding from the acquisitions already completed in 2003 but do not reflect any future acquisition transactions:

	2nd Quarter 2003	Full Year 2003
Revenue	$170 million – $174 million	$680 million – $690 million
Diluted Earnings Per Share	$0.25 – $0.27	$1.03 – $1.07
Weighted Average Common Shares Outstanding	32,018,837	32,202,304

Financials Follow

ManTech Reports 2003 First Quarter Results

April 30, 2003

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Amounts)

	Three Months Ended March 31,
	2003	2002
	(unaudited)	(unaudited)
REVENUES	$148,123	$108,134
COST OF SERVICES	119,782	88,610

GROSS PROFIT	28,341	19,524

RETURN ON SALES %	19.1%	18.1%
COSTS AND EXPENSES:
General & administrative	14,739	11,433
Depreciation & amortization	935	488

Total costs & expenses	15,674	11,921

INCOME FROM OPERATIONS	12,667	7,603
RETURN ON SALES %	8.6%	7.0%
Interest expense	334	217
Other expense (income)	622	(297)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	11,711	7,683
Provision for income taxes	(4,748)	(3,108)
Minority interest	(1)	(2)

NET INCOME	$6,962	$4,573

BASIC EARNINGS PER SHARE	$0.22	$0.20
Weighted average common shares outstanding	31,915,814	22,700,345
DILUTED EARNINGS PER SHARE	$0.22	$0.20
Weighted average common shares outstanding	31,935,340	22,933,015

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ManTech Reports 2003 First Quarter Results

April 30, 2003

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in Thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,651	$81,096
Receivables—net	155,608	133,122
Prepaid expenses and other	12,294	8,955
Assets held for sale	891	6,738

Total current assets	181,444	229,911
Property and equipment—net	10,852	9,131
Goodwill	146,074	94,003
Other intangibles	18,294	10,231
Investments	6,707	7,631
Employee supplemental savings plan assets	8,251	8,068
Other assets	5,448	5,413

TOTAL ASSETS	$377,070	$364,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$—	$1,000
Accounts payable and accrued expenses	33,788	32,905
Accrued salaries and related expenses	31,449	23,619
Deferred income taxes	9,552	11,888
Billings in excess of revenue earned	4,732	2,700
Liabilities held for sale	462	5,099

Total current liabilities	79,983	77,211
Debt—net of current portion	25,000	25,000
Deferred rent	1,988	1,838
Accrued retirement	9,676	9,555
Deferred income taxes	7,369	4,744
Minority interest	43	42

TOTAL LIABILITIES	124,059	118,390

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A	163	163
Common stock, Class B	156	156
Additional paid in capital	206,861	206,861
Retained earnings	47,805	40,843
Accumulated other comprehensive loss	(1,974)	(2,025)
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	253,011	245,998

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$377,070	$364,388

ManTech Reports 2003 First Quarter Results

April 30, 2003

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Three months ended March 31,
	2003	2002
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,962	$4,573
Adjustments to reconcile net income to net cash used in operating activities:
Equity in losses (earnings) of affiliates	874	(297)
Deferred income taxes	(570)	(2,586)
Minority interest in income of consolidated subsidiaries	1	2
Loss on disposals of property and equipment	—	6
Depreciation and amortization	1,412	864
Change in assets and liabilities—net of effects from acquired and discontinued businesses:
Increase in receivables	(9,627)	(10,106)
(Decrease) increase in prepaid expenses and other	(2,278)	4,752
Decrease in accounts payable and accrued expenses	(3,019)	(2,871)
Increase (decrease) in accrued salaries and related expenses	3,079	(945)
Increase (decrease) in billings in excess of revenue earned	1,582	(196)
Increase (decrease) in deferred rent	9	(3)
Increase (decrease) in accrued retirement	121	(68)

Net cash used in operating activities of continuing operations	(1,454)	(6,875)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(879)	(748)
Proceeds from sales of property and equipment	—	1
Dividends from GSE Preferred Stock	—	17
Proceeds from notes receivable	—	250
Investment in capitalized software products	(504)	(216)
Investment in Aegis Research Corporation	(8)	—
Investment in CTX Corporation	(24)	—
Investment in Integrated Data Systems, net of cash acquired of $4,305	(61,601)	—
Investment in MSM Security Service, Inc., net of cash acquired of $20	(5,058)	—
Dividends from MASI U.K.	—	286

Net cash used in investing activities of continuing operations	(68,074)	(410)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of not-to-compete financings	(1,000)	—
Proceeds from Common Stock issuance, net of offering expenses	—	110,388
Net decrease in borrowings under lines of credit	—	(32,300)
Repayment of subordinated debt	—	(8,000)
Repayment of term loan	—	(5,908)

Net cash (used in) provided by financing activities of continuing operations	(1,000)	64,180

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	33	(22)

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	2,050	(2,451)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(68,445)	54,422
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	81,096	26,902

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,651	$81,324

ManTech Reports 2003 First Quarter Results

April 30, 2003

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AND AMORTIZATION (EBITDA)

(Dollars in Thousands)

	Three Months Ended March 31,
	2003	2002
	(unaudited)	(unaudited)

Net Income	$6,962	$4,573
Plus: Interest Expense	334	217
Income Taxes	4,748	3,108
Depreciation and Amortization	1,412	864
Other Expense (Income)	622	(297)
Minority Interest	1	2

EBITDA	$14,079	$8,467

EBITDA ROS%	9.5%	7.8%

NOTE: EBITDA is defined as net income plus interest expense, income taxes, depreciation and amortization, other expense, minority interest, and minus other income.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.

ManTech Reports 2003 First Quarter Results

April 30, 2003

Conference Call

ManTech has scheduled a conference call for 5:00 p.m. Eastern time, during which senior management will discuss first quarter results and respond to questions. Interested parties may access the call by dialing (800) 759-3578 or (706) 679-7301. The conference call will be Webcast (listen only) simultaneously via the web at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start time of the call.

A telephone replay of the call also will be available beginning at 8:00 p.m. Eastern on April 30, 2003 until midnight May 7, 2003. To access the replay, call (800) 642-1687. The confirmation code for the replay is 9690309. A replay also will be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation delivers a broad array of information technology and technical services solutions to U.S. federal government customers, focusing primarily on critical national defense programs for the intelligence community and Department of Defense. ManTech designs, develops, procures, implements, operates, tests and maintains mission-critical, enterprise information technology and communication systems and infrastructures for federal government customers in the United States and 34 countries worldwide. Additional information can be found at www.mantech.com or by calling 703-218-8200.

Statements made in this press release which do not address historical facts, including the financial guidance provided in this press release, should be interpreted to be forward-looking statements. Examples of such forward looking statements include the Company’s Revenue and Diluted Earnings Per Share Guidance for 2nd Quarter 2003 and for the Full Year 2003, the Company’s belief that the Aegis Research, CTX, IDS and MSM acquisitions will provide the Company with numerous opportunities to continue to grow its revenues and expand its margins and the Company’s belief that there will be increased defense and intelligence spending in 2003. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to the following: failure to successfully integrate the acquisitions into the Company’s operations or realize any accretive effects from the acquisitions; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; failure to experience continued positive defense and intelligence budget and spending trend; failure of government customers to exercise options under contracts; funding decisions of U.S. Government projects; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to the Company’s businesses and other risk factors discussed in the company’s filings with the Securities and Exchange Commission. The statements in this press release are made as of April 30, 2003, and the Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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